PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED SEPTEMBER 23, 1997)        Registration No. 33-51804
                                 $223,350,000
                        [LOGO OF GREEN TREE FINANCIAL]
                          MEDIUM-TERM NOTES, SERIES A
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              -----------------
  Green Tree Financial Corporation (the "Company") may offer from time to time its Medium-Term Notes, Series A (the "Notes"), in an aggregate principal amount not to exceed $223,350,000, or the equivalent thereof in foreign currencies or foreign currency units, subject to reduction as a result of the sale of other Debt Securities. Each Note will mature on a Business Day nine months or more from its date of issue, as agreed to by the Company and the purchaser. If so specified in the applicable pricing supplement to this Prospectus Supplement (a "Pricing Supplement"), a Note may be redeemed by the Company on the specified date or dates prior to maturity at the specified price or prices. The Notes may be denominated, and payments of principal, premium, if any, and interest on the Notes may be made, in United States dollars or in such foreign currencies or foreign currency units as may be designated by the Company in the applicable Pricing Supplement ("Foreign Currency Notes").
  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in fully registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, or in the case of Foreign Currency Notes, in the denominations indicated in the applicable Pricing Supplement. Each Note will be represented either by a global security registered in the name of a nominee of The Depository Trust Company, which will act as Depositary, or a certificate issued in definitive form. See "Description of Notes."
  The Notes may bear interest at fixed or floating rates. The Notes may also be issued with the principal amount thereof payable at maturity or upon redemption or the interest payable on any interest payment date, or both, to be determined by reference to an index (currencies, composite currencies, commodities or financial or non-financial indices), as specified in the applicable Pricing Supplement. The specific currency or composite currency, index, if any, interest rate or rates and/or interest rate formula or formulas, if any, issue price and date of maturity for each Note will be established by the Company prior to the date of issuance of such Note and will be specified in a Pricing Supplement. Notes may be issued at a discount from the principal amount payable at maturity thereof and will constitute Original Issue Discount Notes. Zero Coupon Notes will not provide for periodic payments of interest. See "Description of Notes."
  Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes is payable each March 1 and September 1 and at maturity or, if applicable, upon redemption. Interest on Floating Rate Notes is payable on the dates specified therein and in the applicable Pricing Supplement. See "Description of Notes--Interest and Interest Rates."
  SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS ATTACHED HERETO FOR CERTAIN FACTORS RELATED TO THIS OFFERING.
                              -----------------
THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY
    PRICING SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      Agents' Commissions    Proceeds to Company
               Price to Public (1)            (2)                   (2)(3)
--------------------------------------------------------------------------------
Per Note.....          100%               .125%-.925%          99.875%-99.075%
--------------------------------------------------------------------------------
                                                                $223,070,812-
Total (4)....      $223,350,000       $279,188-$2,065,988        $221,284,012
================================================================================

(1) Unless otherwise specified in a Pricing Supplement, Notes will be issued at 100% of their principal amount.
(2) The Company will pay a commission to the Agents (as defined herein)
    ranging from .125% to .925% of the principal amount of any Note, depending upon its maturity and the rating of the Company's debt securities, sold through any such Agent. The Company may also sell Notes to any Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale as determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and debt rating, and may be resold by such Agent. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution of Notes."
(3) Before deducting estimated expenses of $370,000, payable by the Company, including reimbursement of the Agents' expenses.
(4) Or the equivalent thereof in foreign currencies or foreign currency units.
                              -----------------
  The Notes are being offered on a continuing basis by the Company through the Agents, each of which will have agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company also may sell Notes to any Agent acting as principal for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, and may sell Notes directly to investors on its own behalf in jurisdictions where it is authorized to do so. The Notes will not be listed on any securities exchange, and there can be no assurance that the
Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any
Agent may reject any offer to purchase Notes, in whole or in part. No termination date for the offering of the Notes has been established. See "Plan of Distribution of Notes."
                              -----------------
MERRILL LYNCH & CO.
              CREDIT SUISSE FIRST BOSTON
                             LEHMAN BROTHERS
                                                     MORGAN STANLEY DEAN WITTER
                              -----------------
         The date of this Prospectus Supplement is September 23, 1997.

  IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION OF NOTES" IN THIS PROSPECTUS SUPPLEMENT.

                             DESCRIPTION OF NOTES

GENERAL

  The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. Unless different terms or additional terms are specified in the applicable Pricing Supplement, the Notes will have the terms described below. References to interest payments and interest-related information do not apply to Zero Coupon Notes (as defined below).

  The Notes will be issued pursuant to the Indenture dated as of September 1, 1992 (the "Indenture") between the Company and First Trust National Association, as Trustee (the "Trustee"). The Notes will represent senior, unsubordinated debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company. The Notes constitute a separate series for purposes of the Indenture. The Notes are limited to an aggregate principal amount of $250,000,000, or the equivalent thereof in foreign currencies or foreign currency units, subject to reduction as a result of the sale of other Debt Securities (as defined in the accompanying Prospectus). As of the date of this Prospectus Supplement, the Company has previously issued an aggregate of $26,650,000 of Notes. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms.

  Each Note will mature on a Business Day (as defined below) nine months or more from its date of issue, as agreed to by the Company and the purchaser and specified in the Note and the applicable Pricing Supplement; provided, however, that no Commercial Paper Rate Note will mature less than 9 months and 1 day from its date of issue. If the maturity date specified in the applicable Pricing Supplement for any Note is a day that is not a Business Day (as defined below), principal will be paid on the next succeeding Business Day with the same force and effect as if made on such specified maturity date, except that, in the case of a LIBOR Note (as defined below), if such Business Day is in the next succeeding calendar month, principal will be paid on the immediately preceding Business Day. "Business Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that in the City of Minneapolis or The City of New York (and, with respect to LIBOR Notes, London, England) is not a day on which banking institutions generally are authorized or obligated by law or executive order to close and (b) with respect to Foreign Currency Notes only, any day that, in the capital city of the country of the currency in which such Notes are denominated or, with respect to Foreign Currency Notes denominated in European Currency Units ("ECUs"), Brussels, is not a day on which banking institutions generally are authorized or obligated by law to close.

  Each Note will be denominated in a currency or currency unit ("Specified Currency") as specified on the face thereof and in the applicable Pricing Supplement, which may include United States dollars, Australian dollars, New Zealand dollars, Canadian dollars, Danish kroner, Italian lire, ECUs or any other currency set forth in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for such Notes by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made.

  The applicable Pricing Supplement will specify any redemption terms applicable to the Notes. See "--Redemption" below.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Foreign Currency Notes, will be issuable only in definitive registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of Foreign Currency Notes will be indicated in the applicable Pricing Supplement.

  Each Note will be represented either by a global security (a "Global Security") registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depositary") (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note"), or by a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "--Book-Entry Notes" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole registered holder of the Book-Entry Notes represented by such Global Security for all purposes under the Indenture and such Notes. For a further description of the respective forms, denominations and transfer and exchange procedures with respect to any such Global Security and Book-Entry Note, reference is made to "--Book-Entry Notes" below and to the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement and except as provided below under "--Book-Entry Notes," principal, premium (if any) and interest (if any) will be payable, the transfer of any Notes will be registrable and any Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of First Trust National Association (the "Paying Agent"), in the City of St. Paul, Minnesota or its agency located in The City of New York, provided that payments of interest on any Interest Payment Date (as defined below) with respect to any Certificated Note may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company at the close of business on the Regular Record Date (as defined below) corresponding to the relevant Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, holders of $10,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest on any Interest Payment Date by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than the Regular Record Date preceding such Interest Payment Date.

  Unless otherwise specified in the applicable Pricing Supplement, the principal, premium (if any) and interest (if any) payable at maturity or upon redemption on each Certificated Note will be paid in immediately available funds against presentation of the Note at the above mentioned corporate trust office of the Paying Agent.

  The applicable Pricing Supplement will specify any additional terms applicable to any Foreign Currency Note with respect to the payment of principal and any premium or interest thereon.

  Notes may be issued as Original Issue Discount Notes. An "Original Issue Discount Note" is a Note, including any Zero Coupon Note, which is issued at a price lower than the principal amount thereof and which provides that upon acceleration of the maturity thereof an amount less than the principal thereof shall become due and payable. Unless otherwise specified in the applicable Pricing Supplement, the amount payable to the holder of Zero Coupon Notes and certain of such interest-bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement) upon any acceleration of the maturity thereof will be the Amortized Face Amount (as defined below) thereof, and the amount payable to the holder of such Original Issue Discount Note upon any redemption thereof will be the applicable percentage of the Amortized Face Amount thereof specified in the applicable Pricing Supplement, in each case as determined by the Company plus, in the case of any interest-bearing Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest payments" (as defined under "United States Taxation--Original Issue Discount"). The "Amortized Face Amount" of an Original Issue Discount Note is equal to the sum of (i) the Issue Price (as defined below) of such Original Issue Discount Note and (ii) that portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has been amortized at the Stated Yield

(as defined below) of such Original Issue Discount Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1272-1(e) of the OID Regulations (as defined under "United States Taxation"), in each case as in effect on the issue date of such Original Issue Discount Note), at the date as of which the Amortized Face Amount is calculated, but in no event can the Amortized Face Amount exceed the principal amount of such Note due at maturity thereof. As used in the preceding sentence, the term "Issue Price" means the principal amount of such Original Issue Discount Note due at maturity thereof less the "Original Issue Discount" of such Original Issue Discount Note specified on the face thereof and in the applicable Pricing Supplement. The term "Stated Yield" of such Original Issue Discount Note means the "Yield to Maturity" specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement for the period from the Original Issue Date of such Original Issue Discount Note, as specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement, to the maturity thereof based on its Issue Price and the principal amount payable at the maturity thereof. See "United States Taxation--Original Issue Discount."

INTEREST AND INTEREST RATES

  Each Note that bears interest will bear interest at either (a) a fixed rate (the "Fixed Rate Notes"), (b) an indexed rate (the "Indexed Notes"), or (c) a floating rate determined by reference to one or more interest rate formulas, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below), and, if so specified in the applicable Pricing Supplement with respect to one or more Interest Periods (as defined below), one or more fixed rates (the "Floating Rate Notes"). Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate limitation, or ceiling, on the rate of interest which may accrue during any Interest Period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest which may accrue during any Interest Period. The applicable Pricing Supplement may designate any of the following interest rate formulas as applicable to one or more Interest Periods on each Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note" with respect to such Interest Period or Interest Periods; (b) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note" with respect to such Interest Period or Interest Periods; (c) LIBOR, in which case such Note will be a "LIBOR Note" with respect to such Interest Period or Interest Periods; (d) the Prime Rate, in which case such Note will be a "Prime Rate Note" with respect to such Interest Period or Interest Periods; (e) the CD Rate, in which case such Note will be a "CD Rate Note" with respect to such Interest Period or Interest Periods; (f) the Treasury Rate, in which case such Note will be a "Treasury Rate Note" with respect to such Interest Period or Interest Periods; or (g) such other interest rate formula as is set forth in the applicable Pricing Supplement.

  The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to (i) the applicable interest rate formula specified in the applicable Pricing Supplement for such Interest Period, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, or (ii) the applicable fixed rate per annum specified in the applicable Pricing Supplement for such Interest Period. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note for such Interest Period, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note for such Interest Period.

  Each Note that bears interest will bear interest from and including its date of issue or from and including the most recent Interest Payment Date to which interest on such Note (or any predecessor Note) has been paid or duly provided for (i) at the fixed rate per annum applicable to the related Interest Period or Interest Periods, (ii) at the rate determined pursuant to the applicable index or (iii) at the rate per annum determined pursuant to the interest rate formula applicable to the related Interest Period or Interest Periods, in each case as specified therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or upon redemption. Except as provided below under "--Book Entry Notes," interest will be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date; provided, however, that interest payable on a maturity date or redemption date will be payable to the person to whom principal shall be payable. Except as provided below under "--Book Entry Notes," the first payment of interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Interest rates and interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Payment Dates" and the "Regular Record Dates" for Fixed Rate Notes shall be as described below under "--Fixed Rate Notes" and the "Interest Payment Dates" and the "Regular Record Dates" for Floating Rate Notes shall be as described below under "--Floating Rate Notes."

  The applicable Pricing Supplement will specify with respect to each Note that bears interest: (i) the issue price, Interest Payment Dates and Regular Record Dates; (ii) with respect to any Fixed Rate Note, the interest rate;
(iii) with respect to any Indexed Note, the index; (iv) with respect to any Floating Rate Note, the Initial Interest Rate (as defined below), the method (which may vary from Interest Period to Interest Period) of calculating the interest rate applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods, the period to maturity of any instrument on which the interest rate formula for any Interest Period is based (the "Index Maturity"), the Spread and/or Spread Multiplier, the Interest Determination Dates (as defined below), the Interest Reset Dates (as defined below) and any minimum or maximum interest rate limitations); (v) whether such Note is an Original Issue Discount Note; and
(vi) any other terms not inconsistent with the Indenture.

 Fixed Rate Notes

  Each Fixed Rate Note, whether or not issued as an Original Issue Discount Note, will bear interest at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on March 1 and September 1 of each year and the Regular Record Dates for the Fixed Rate Notes will be on the fifteenth day (whether or not a Business
Day) of the month next preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Fixed Rate Note) to, but excluding, the relevant Interest Payment Date or maturity date (or earlier redemption date), as the case may be. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date or maturity date (or earlier redemption date), as the case may be, on a Fixed Rate Note is not a Business Day, interest will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or maturity date (or earlier redemption date), as the case may be.

 Floating Rate Notes

  The Interest Payment Dates for the Floating Rate Notes shall be as specified in such Notes and in the applicable Pricing Supplement, and, unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates for the Floating Rate Notes will be the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment Dates: in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement, and in each case at maturity or upon redemption. If any Interest Payment Date or maturity date (or earlier redemption date), as the case may be, for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Payment Date or maturity date (or earlier redemption date), as the case may be, for such Floating Rate Note shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or maturity date (or earlier redemption date), as the case may be, shall be the immediately preceding Business Day.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (the date on which each such reset occurs, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semiannually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate determined with respect to any Interest Determination Date will become effective on and as of the next succeeding Interest Reset Date; provided, however, that (i) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the "Initial Interest Rate") will be as specified in the applicable Pricing Supplement and (ii) the interest rate in effect for the 10 days immediately prior to maturity or redemption will be that in effect on the tenth day preceding such maturity or redemption. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  As used herein, "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to any Interest Reset Date for a Commercial Paper Rate Note, a Federal Funds Rate Note, a LIBOR Note, a Prime Rate Note or a CD Rate Note (the "Commercial Paper Interest Determination Date," the "Federal Funds Interest Determination Date," the "LIBOR Interest Determination Date," the "Prime Interest Determination Date" and the "CD Interest Determination Date," respectively) will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week on which Treasury bills would normally be auctioned in the week in which such Interest Reset Date falls. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

  Unless otherwise specified in the applicable Pricing Supplement, interest payments on an Interest Payment Date or maturity date (or earlier redemption date), as the case may be, for a Floating Rate Note will include interest accrued from, and including, the next preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Floating Rate Note) to, but excluding, such Interest Payment Date or maturity date (or earlier redemption date), as the case may be (each such interest accrual period, an "Interest Period"). Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for to the date for which interest is being calculated is calculated by multiplying the face amount of a Floating Rate Note by the applicable accrued interest factor (the "Accrued Interest Factor"). The Accrued Interest Factor is computed by adding together the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to, but excluding, the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the per annum interest rate applicable to such day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, Prime Rate Notes and CD Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above or in the applicable Pricing Supplement.
  Unless otherwise specified in the applicable Pricing Supplement, First Trust National Association will be the "Calculation Agent." On or before each Calculation Date, the Calculation Agent will determine the interest rate as described below and notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to any such Floating Rate Note. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note. The determinations of interest rates made by the Calculation Agent shall be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall be conclusive and binding. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date on a Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or maturity or redemption, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of one percentage point, with five one-millionths of one percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or
 .0987654); all calculations of the interest factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g., .098765455 being rounded to .09876546 and .098765454 being rounded to .09876545); and all currency or currency unit amounts used in or resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

  Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date such rate is not so published, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for United States Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in Composite Quotations, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will remain the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                    Money Market Yield =   D X 360    X 100
                                        360-(D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Federal Funds Rate Notes. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Federal Funds Rate will remain the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

  LIBOR Notes. LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to a LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rates for deposits of not less than U.S. $1,000,000 having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second Business Day immediately following that LIBOR Interest Determination Date, which appear on the Reuter's Screen LIBO Page (as defined below) at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date. If at least two such offered rates appear on the Reuter's Screen LIBO Page, the rate in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear, LIBOR in respect of that LIBOR Interest Determination Date will be determined as described in (ii) below. "Reuter's Screen LIBO Page" means the display designated as page "LIBO" on the Reuter's Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks).

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuter's Screen LIBO Page as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated in the applicable Pricing Supplement commencing on the second Business Day immediately following such LIBOR Interest Determination Date and in a principal amount, not less than United States $1,000,000, that, in the judgment of the Calculation Agent, is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on that LIBOR Interest Determination Date for loans in United States dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second Business Day immediately following that LIBOR Interest Determination Date and in a principal amount, not less than United States $1,000,000, that, in the judgment of the Calculation Agent, is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks in The City of New York selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will remain LIBOR in effect on such LIBOR Interest Determination Date.

  Prime Rate Notes. Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the arithmetic mean of the prime rates or base rates for commercial loans quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company). If fewer than three quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates or base rates for commercial loans quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent (after consultation with the Company); provided, however, that if fewer than three banks or trust companies selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Prime Rate will remain the Prime Rate in effect on such Prime Interest Determination Date.

  CD Rate Notes. CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index

Maturity specified in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "CDs (Secondary Market)." If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date such rate is not so published, then the CD Rate shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in Composite Quotations, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in denominations of $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the CD Rate will remain the CD Rate in effect on such CD Interest Determination Date.

  Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "United States Government Securities--Treasury Bills--auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not otherwise reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will remain the Treasury Rate in effect on such Treasury Interest Determination Date.

ZERO COUPON NOTES

  Notes may be issued in the form of Original Issue Discount Notes that do not provide any periodic payments of interest (the "Zero Coupon Notes"). The specific terms of any Zero Coupon Notes will be set forth in the applicable Pricing Supplement.

INDEXED NOTES

  Notes may be issued from time to time as Indexed Notes. Indexed Notes are Notes for which the principal amount payable at maturity or upon redemption, or the amount of interest payable on an Interest Payment Date, or both, is determined by reference to a currency exchange rate, composite currency or currencies, commodity price or other financial or non-financial index as set forth in the applicable Pricing Supplement. Specific terms of any Indexed Notes will be set forth in such Notes and the applicable Pricing Supplement.

REDEMPTION

  If so specified in the applicable Pricing Supplement, a Note will be redeemable at the option of the Company on the date or dates prior to maturity specified in the applicable Pricing Supplement at the price or prices specified in the applicable Pricing Supplement (unless otherwise specified in such Pricing Supplement, expressed as a percentage of the principal amount of such Note or, in the case of Zero Coupon Notes or certain interest-bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement), as a percentage of the Amortized Face Amount of such
Note), together with accrued interest, if any, to the date of redemption determined as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part upon not less than 30 nor more than 60 days' notice mailed by or on behalf of the Company to the registered holder thereof. Unless otherwise specified in the applicable Pricing Supplement, the Company will not be obligated to redeem or purchase the Notes pursuant to any sinking fund or analogous provision or at the option of any holder. If less than all of the Notes of like tenor are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. Upon any redemption of less than all of the principal of a Note prior to maturity, a new Note of like tenor and of an authorized denomination representing the unredeemed portion thereof will be issued to the registered holder thereof.

BOOK-ENTRY NOTES

  Upon issuance, all Book-Entry Notes of the same series and bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issuance, redemption provisions (if any), maturity date and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. Unless otherwise specified in the applicable Pricing Supplement, all Book-Entry Notes will be denominated in United States dollars.

  Upon the issuance of a Global Security, the Depositary will credit accounts held with it with the respective principal or face amounts of the Book-Entry Notes represented by such Global Security. The accounts to be credited shall be designated initially by the Agent through which the Note was sold or, to the extent that such Notes are offered and sold directly, by the Company. Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary ("participants") and to persons that may hold interests through such participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

  Payment of principal of, premium (if any) and interest (if any) on Book-Entry Notes represented by any such Global Security will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the sole registered holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. None of the Company, the Trustee, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Book-Entry Notes or any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owner of beneficial interests in a Global Security owning through such participants or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

  The Company has been advised by the Depositary that upon receipt of any payment of principal of, premium (if any) or interest (if any) on any such Global Security, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held by such participants for customer accounts registered in "street name," and will be the sole responsibility of such participants.

  No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

  Unless otherwise specified in the applicable Pricing Supplement, a Global Security representing Book-Entry Notes is exchangeable for Certificated Notes of the same series and bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions (if any), maturity date and other terms and of differing authorized denominations aggregating a like amount, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (y) the Company in its sole discretion determines that such Global Security shall be exchangeable for Certificated Notes or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes. Such Certificated Notes shall be registered in the names of the owners of the beneficial interests in such Global Security as provided by the Depositary's relevant participants (as identified by the Depositary).

  Except as provided above, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the registered holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferrable. Accordingly, each person owning a beneficial interest in such a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  The Depositary, as the registered holder of each Global Security, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of registered holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks (including the Trustee), trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                            FOREIGN CURRENCY RISKS

GENERAL

  Unless otherwise specified in an applicable Pricing Supplement, Notes denominated in other than United States dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency in which particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

  THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED OR PAYABLE IN A FOREIGN CURRENCY OR CURRENCY UNIT, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Notes should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Note or the receipt of payments of principal of and any premium and interest on a Foreign Currency Note in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a security denominated in United States dollars. Such risks include, without limitation, the possibility of significant changes in rate of exchange between the United States dollar and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on events over which the Company has no control, such as economic and political events and the supply and demand for relevant currencies. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Note, in the United States dollar-equivalent value of the principal payable at maturity or redemption of such Note and, generally, in the United States dollar-equivalent market value of such Note.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Note's maturity or redemption which could affect exchange rates as well as the availability of the Specified Currency at a Foreign Currency Note's maturity or redemption. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Note would not be available at such Note's maturity or redemption due to other circumstances beyond the control of the Company. In that event, the Company will repay in United States dollars on the basis of the most recently available exchange rate.

JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Notes only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Note would be required to render such judgment in the Specified Currency in which such Foreign Currency Note is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time such Holders are paid in the Specified Currency in satisfaction of the judgment.

LIMITED FACILITIES FOR CONVERSION

  Currently, there are limited facilities in the United States for conversion of United States dollars into foreign currencies, and vice versa. In addition, banks offer limited non-United States dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Foreign Currency Notes will, unless otherwise specified in the applicable Pricing Supplement, be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Foreign Currency Notes denominated in ECUs, Brussels).

                            UNITED STATES TAXATION

  The following summary describes certain United States federal income tax consequences of ownership of the Notes and is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and existing and proposed Treasury regulations, rulings and judicial decisions. This summary generally applies to any Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (a "United States person") or any other person or entity that otherwise is subject to United States federal income taxation on a net income basis in respect of a Note (a "United States Holder"). The United States federal income tax consequences of the ownership of Notes by non-United States Holders are summarized below under "--United States Alien Holders."

  This summary deals only with Notes held as capital assets within the meaning of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of such Holder's particular circumstances or to Holders subject to special rules, such as life insurance companies, dealers in securities or foreign currencies, persons holding Notes as a hedge against currency risks, or Holders whose functional currency (as defined in the Code) is not the United States dollar. Additional United States federal income tax considerations applicable to particular Notes may be set forth in the applicable Pricing Supplement. Persons considering the purchase of Notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. As used in this section, "Holder" includes the beneficial owner of a Note.

GENERAL

  As a general rule, interest paid or accrued on the Notes, as well as market discount and original issue discount, if any, will be treated as ordinary income to United States Holders. A United States Holder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Notes in ordinary income as such interest accrues, while a United States Holder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt by such Holder. Generally, principal payments on the Notes will be treated as a return of capital to the extent of a United States Holder's basis therein.

  In the event that any of the Notes are determined to be "applicable high yield discount obligations," under the provisions of the Code, additional information regarding the federal income tax consequences associated with such Notes will be provided as part of the Pricing Supplement for such Notes.

ORIGINAL ISSUE DISCOUNT

  This discussion of original issue discount is based in part on regulations issued under the Code in January 1994 (the "OID Regulations"). The Notes, including the Original Issue Discount Notes, may be issued with "original issue discount." In general, in the hands of the original United States Holder, original issue discount is the difference between the "stated redemption price at maturity" of the Note and its "issue price." The original issue discount with respect to a Note will be considered to be zero if it is less than one quarter of one percentage point of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date. In addition, special rules described below apply to Notes having a fixed maturity date not more than one year from the date of issue.

  It is possible that Notes which are not denominated as Original Issue Discount Notes may also be treated as issued with original issue discount. For example, Floating Rate Notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate will also be deemed to have original issue discount unless such interest is unconditionally payable at least annually during the term of the Note at a single qualified floating rate or a single objective rate within the meaning of the OID Regulations. If a Floating Rate Note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. Special tax considerations (including possible original issue discount) may arise with respect to Floating Rate Notes providing for (i) one base rate followed by one or more base rates, (ii) a single fixed rate followed by a qualified floating rate or (iii) a Spread Multiplier. Purchasers of Floating Rate Notes with any of such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such a feature since the tax consequences will depend, in part, on the particular terms of the purchased Note. Special rules may also apply if a Floating Rate Note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the Note and is reasonably expected as of the issue date to cause the yield on the Note to be significantly less or more than the expected yield determined without the restriction.

  The stated redemption price at maturity of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest payments." Pursuant to the OID Regulations, qualified stated interest payments are interest payments based on a single fixed rate of interest (or under certain circumstances, a variable rate tied to an objective index) that is actually and unconditionally payable at fixed periodic intervals of one year or less during the entire term of the Note. In general, the issue price of a Note is the initial offering price to the public at which a substantial amount of Notes are sold, taking into account all Notes which are sold at substantially the same time pursuant to a common plan of marketing.

  In the case of Notes that are determined to be issued with original issue discount ("Discount Notes"), a United States Holder must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in such Holder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant-yield method that takes into account the compounding of interest. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the original issue discount for that period. Generally, the accrual period for the Notes is (i) in the case of Discount Notes that pay or compound interest at regular intervals of one year or less, each period between Interest Payment Dates (including the period from the issue date to the first Interest Payment Date and the period from the last Interest Payment Date to the maturity date), (ii) in the case of interest-bearing Discount Notes that do not pay or compound interest at regular intervals of one year or less, the longest period of not more than one year such that all intervals consist of a whole number of accrual periods or
(iii) in the case of a Discount Note which does not bear interest, each six-month period (or shorter period beginning on the issue date) ending in each year on the date which corresponds to, or the date six months before, the maturity of such Discount Note. Original issue discount for any accrual period will be the excess of (i) the product of the Note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity over (ii) any qualified stated interest payments for that accrual period. The adjusted issue price of a Note at the start of any accrual period is the sum of the issue price and the accrued original issue discount for each prior accrual period. One effect of this method is that United States Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  The original issue discount provisions described above do not apply to Notes having a fixed maturity date not more than one year from the date of issue. Under the OID Regulations, such a "short-term" Note will be treated as having been issued at an original issue discount equal to the excess of the total principal and interest payments on the Note over its issue price. An individual or other United States Holder using the cash receipts and disbursements method of tax accounting will not be required to include original issue discount in ordinary gross income for federal income tax purposes on a daily basis unless an election to do so is made. United States Holders of such short-term Notes who report income under the accrual method of tax accounting and certain other United States Holders, including banks, regulated investment companies and dealers in such securities, are required to include original issue discount in income on a daily basis pursuant to a straight-line method, unless such United States Holders make an election to accrue original issue discount under the constant-yield method described above but taking into account daily compounding. In the case of United States Holders of such short-term Notes not required and not electing to include original issue discount in income currently, any gain realized on the sale or maturity of such short-term Notes will be ordinary gross income to the extent of the original issue discount accrued on a straight-line basis (or, if elected on a constant yield method, based on daily compounding) to the date of sale or maturity. United States Holders of such short-term Notes not required and not electing to include the original issue discount in income currently will be required to defer deductions for interest on indebtedness incurred or continued to purchase or carry such short-term Notes in an amount not exceeding the deferred income pursuant to rules similar to those described below with respect to market discount.

  A subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's principal amount. If the price paid exceeds the sum of the Note's issue price plus the aggregate amount of original issue discount accrued with respect to the Note, but does not equal or exceed the principal amount of the Note, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7) of the Code.

  In addition to reporting interest paid on the Notes, the Company will report annually to the Internal Revenue Service and Holders of record of the Notes information with respect to the original issue discount accruing thereon.

OPTIONAL REDEMPTION

  Under the OID Regulations, for purposes of determining original issue discount, if the Company has an option to redeem a Note prior to its maturity, such option will be presumed to be exercised if, by utilizing any date on which such Note may be redeemed as the maturity date and the amount payable on such date in accordance with the terms of such Note (the "redemption price") as the stated redemption price at maturity, the yield on the Note would be lower than its yield to maturity. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for original issue discount purposes as if it were redeemed, and a new Note were issued, on the presumed exercise date for an amount equal to the redemption price.

MARKET DISCOUNT

  The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a United States Holder of a Note purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, as described above), unless such difference is less than a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Holder held the Note and the denominator of which is the number of days from the date the Holder acquired the Note until its maturity date. The Holder may elect, however, to determine accrued market discount under the constant-yield method.

  The Notes may provide that they may be redeemed in whole or in part prior to maturity. If a Note is redeemed in part, each United States Holder of such a Note acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on that Note.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A United States Holder may elect to include market discount in gross income as it accrues and, if such Holder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

AMORTIZABLE BOND PREMIUM

  In general, if a United States Holder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Holder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Holder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method that is similar to the method used for the accrual of original issue discount over the remaining term of the Note. Such Holder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service. Bond premium on a Note held by a United States Holder that does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note. United States Holders should consult with their own tax advisers regarding special rules that apply for determining the amount of and method for amortizing bond premium with respect to Notes that may be redeemed in whole or in part prior to maturity.

PURCHASE, SALE OR RETIREMENT OF NOTES

  If a Note is sold or retired, the United States Holder will recognize gain or loss equal to the difference between the amount realized from the sale or retirement and such Holder's adjusted basis in such Note or applicable portion thereof. Such adjusted basis generally will equal the cost of such Note to such Holder, increased by any original issue discount included in such Holder's ordinary gross income with respect to such Note and reduced by any principal payments on the Note previously received by such Holder (including any interest payments on the Note that are not qualified stated interest payments) and by any amortizable bond premium deducted by such Holder. Except as discussed above with respect to short-term obligations or market discount, or to the extent cash is received attributable to accrued interest, any gain or loss recognized upon a sale, exchange, retirement or other disposition of a Note will be capital gain, if the Note is held as a capital asset.

  If, however, it is determined that the Company intended on the date of issue of the Notes to call all or any portion of the Notes prior to their maturity, within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement or other disposition of a Note would be considered ordinary income, to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Note. It is uncertain how this rule will be applied to the Notes since the provisions regarding sinking funds or optional redemption of the Notes, if applicable, may be considered evidence of an intention at the time the Notes were issued to call the Notes before maturity.

FOREIGN CURRENCY NOTES

  The following discussion summarizes the principal United States federal income tax consequences United States Holder of a Foreign Currency Note.

  In general, if a payment of interest (including accrued original issue discount) or premium with respect to a Note is made in a foreign currency, the amount includable in the income of a Holder will be the United States dollar value of the foreign currency payment (based on the exchange rate in effect on the date of receipt or, in the case of original issue discount or a United States Holder using the accrual method of tax accounting, based on the average exchange rate in effect during the interest accrual period), regardless of whether the payment is in fact converted to United States dollars at that time, and such United States dollar value will be the Holder's tax basis in the foreign currency. On the receipt of an amount attributable to original issue discount (whether in connection with the payment of interest or the sale or retirement of a Note), a United States Holder will recognize ordinary income or loss equal to the difference between the United States dollar value of the amount accrued at such average exchange rate and the United States dollar value of such amount based on the exchange rate in effect on the date of payment, sale or retirement. The amount of market discount currently includable in income which accrues during any accrual period shall be determined in the foreign currency and translated into United States dollars on the basis of the average exchange rate in effect during such accrual period. Upon the disposition of a Foreign Currency Note, the amount of market discount other than the market discount currently included in income shall be determined on the basis of the exchange rate on the date of disposition.

  Amortizable bond premium on a Foreign Currency Note will be calculated in units of applicable Specified Currency, and if the United States Holder elects to deduct such premium, will reduce the amount of interest deemed to be received in units of that Specified Currency. Exchange gain or loss will be recognized with respect to amortized bond premium by treating the amount of premium amortized with respect to any period as a return of principal, will be based on the difference between the exchange rate on the date on which the United States Holder acquired the Foreign Currency Note and the exchange rate on the date such premium is treated as received, and will be ordinary income or loss.

  For taxable years beginning after March 17, 1992, a United States Holder may elect to translate original issue discount (and, in the case of an accrual basis United States Holder, accrued interest) into United States dollars at the exchange rate in effect on the last day of an accrual period for the original issue discount or interest, or in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the taxable year. Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or taxable year, an electing United States Holder may instead translate such original issue discount or accrued interest into United States dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder and will be irrevocable without the consent of the Internal Revenue Service.

  A United States Holder will have a tax basis in any foreign currency received in connection with the payment of interest or the sale or retirement of a Note equal to the United States dollar value thereof, determined at the time of such payment, sale or retirement. Any gain or loss realized by a United States Holder on a sale or other disposition of foreign currency (including its exchange for United States dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

  A United States Holder's tax basis in a Foreign Currency Note will be the United States dollar value of the foreign currency amount paid for such Foreign Currency Note. A United States Holder who converts United States dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. However, a United States Holder that purchases a Foreign Currency Note with previously-owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such Holder's tax basis in the foreign currency and the United States dollar fair market value of the Foreign Currency Note on the date of purchase. For purposes of determining the amount of any gain or loss recognized by a United States Holder on the sale, exchange or retirement of a Foreign Currency Note, the amount realized upon such sale, exchange or retirement will be the United States dollar value of the foreign currency received, determined on the date of sale, exchange or retirement.

  Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note which is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will be calculated by multiplying the original purchase price paid by a United States Holder (expressed in the relevant foreign currency) by the change in the relevant exchange rate (expressed in dollars per unit of the relevant foreign currency) between the date on which the Holder acquired the Foreign Currency Note and the date on which the Holder received payment in respect of the sale, exchange or retirement of the Foreign Currency Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the Foreign Currency Note. Any gain or loss recognized by such a Holder in excess of such foreign currency gain or loss will, as described above, generally be capital gain or loss.

  A United States Holder who receives United States dollar payments on the sale, exchange or retirement of a Foreign Currency Note may have a different amount realized for United States federal income tax purposes than the amount it receives in cash, because the relevant exchange rates required to be used for United States federal income tax purposes may not be the same as the exchange rates used to convert foreign currency payments into United States dollar payments.

  Potential investors in Foreign Currency Notes should consult their own tax advisors with regard to amortizable bond premium and market discount on a Foreign Currency Note, the ownership of Foreign Currency Notes that are also Original Issue Discount Notes, as well as any consequences arising under the laws of any other taxing jurisdictions.

UNITED STATES ALIEN HOLDERS

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (i) interest and principal payments, including premium and original issue discount on an Original Issue Discount Note, made by the Company or any of its paying agents on a Note to any Holder which is a corporation, individual, fiduciary or partnership that is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust (a "United States Alien Holder") will not be subject to United States withholding tax, provided that in the case of original issue discount or interest, (a) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote, (b) the Holder is not a controlled foreign corporation that is related to the Company through stock ownership, (c) the Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (d) either (1) the beneficial owner of the Note certifies to the Company or its agents, under penalties of perjury, that it is not a United States person (as defined above) and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note on behalf of the beneficial owner certifies to the Company or its agents, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (ii) a United States Alien Holder will not be subject to the United States federal income tax on gain realized on the sale, exchange or retirement of a Note if such gain is not effectively connected with the conduct of a United States trade or business and, in the case of a United States Alien Holder who is an individual, such Holder is not present in the United States for a total of 183 days or more during the taxable year in which such gain is realized; and

    (iii) a Note held by an individual who at the time of death is not a citizen or resident of the United States (including its territories, possessions or other areas subject to its jurisdiction, such as the commonwealth of Puerto Rico) will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote and, at the time of the individual's death, payments with respect to the Note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

  Potential investors in the Notes that are non-United States Holders should consult their own tax advisors with regard to the United States federal income tax consequences of ownership of the Notes, as well as any consequences arising under the laws of any other taxing jurisdictions.

WITHHOLDING TAXES AND REPORTING REQUIREMENTS

  Interest payments, accrual of original issue discount and payments of principal and any premium with respect to a Note will be reported to the extent required by the Code to the Holders and the Internal Revenue Service. Such amounts will ordinarily not be subject to withholding of United States federal income tax. However, a backup withholding tax at a rate of 31% will apply to such payments if a United States Holder fails to supply the Company or its agent with such Holder's taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. Backup withholding and information reporting generally do not apply to any such payments made to certain "exempt recipients," such as corporations. The amount of original issue discount required to be reported by the Company may not be equal to the amount of original issue discount required to be reported as taxable income by a United States Holder of Discount Notes.

  With respect to non-United States Holders, backup withholding and information reporting will not apply to interest and principal payments, including original issue discount, made by the Company or any of its paying agents on a Note if the Company or such paying agents, as the case may be, receive the certification described in paragraph (i)(d) under "--United States Alien Holders" above and do not have actual knowledge that the payee is a United States person, and in the case of principal payments, receive certification from the payee as to the absence of the conditions set forth in paragraph (ii) under "--United States Alien Holders" above.

  Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a refund or a credit against such Holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service.

                         PLAN OF DISTRIBUTION OF NOTES

  The Company has entered into a Distribution Agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, and may enter into similar agreements with other agents (collectively, the "Agents"). Under the terms of such Distribution Agreement and any such other similar agreements, the Notes will be offered on a continuing basis by the Company through the Agents, each of which has agreed or will have agreed to use its reasonable efforts to solicit purchases of the Notes. The Company will pay each Agent a commission of from .125% to .925% of the principal amount of each Note, depending on its maturity date and the rating of the Company's debt securities, sold through such Agent. The Company will have the sole right to accept offers to purchase Notes and may reject any offer, in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes received by it, in whole or in part. The Company will also have the right to sell Notes to any Agent, acting as principal, at a discount equivalent to the commission set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed, for resale to one or more investors or other purchasers from time to time in one or more transactions, including transactions at a fixed price or at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent. After the initial public offering of Notes to be resold to investors and other purchasers at a fixed public offering price, the public offering price and discount may be changed. In addition, such Agent may offer the Notes it has purchased as principal to other dealers. Such Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 100% of the discount to be received by such Agent.

  The Notes may also be sold by the Company directly to investors in those jurisdictions in which the Company is permitted to do so. No commission will be paid on Notes sold directly by the Company.

  Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in funds immediately available in The City of New York.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed or will have agreed to indemnify the Agents against and contribute toward certain liabilities, including liabilities under the Act. The Company also has agreed or will have agreed to reimburse the Agents for certain expenses in connection with the offering of the Notes.

  Each of the Agents may from time to time purchase and sell Notes in the secondary market, but will not be obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes.

  In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company has authorized or will authorize the Agents to solicit offers by certain institutions to purchase Notes pursuant to delayed delivery contracts. See "Plan of Distribution" in the Prospectus.

PROSPECTUS

                                 $223,350,000

                       GREEN TREE FINANCIAL CORPORATION

                                DEBT SECURITIES

                               ----------------

  Green Tree Financial Corporation (the "Company") may offer from time to time its debt securities (the "Debt Securities") in one or more series in an aggregate principal amount not to exceed $223,350,000, or its equivalent (based on the applicable exchange rate at the time of the offering) in such foreign currency or units of two or more foreign currencies as may be designated by the Company at the time of the offering, on terms to be determined at the time of sale. The specific designation, aggregate principal amount, purchase price, maturity, denominations (which may be in United States dollars, in any other currency or in a composite currency), any interest rate or rates (which may be fixed or variable) and time of payment of any interest, any redemption or extension terms, any terms for sinking fund payments and other specific terms of the Debt Securities will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). As used herein, the term "Debt Securities" shall include securities denominated in United States dollars or, if so specified in the applicable Prospectus Supplement, in any other currency or currency units or in amounts determined by reference to an index.

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR CERTAIN FACTORS RELATED TO THE OFFERING OF DEBT SECURITIES.

  The Debt Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of the offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

              The date of this Prospectus is September 23, 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange and on the Pacific Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents of the Company which have been filed with the Commission are incorporated by reference in this Prospectus:

  (a) Annual Report on Form 10-K for the year ended December 31, 1996; and

  (b) Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the applicable Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement stated in United States dollars ("$" or "dollars").

                       GREEN TREE FINANCIAL CORPORATION

  Green Tree Financial Corporation (the "Company") is a diversified financial services company that provides financing for manufactured homes, home equity, home improvements, consumer products and equipment and provides consumer and commercial revolving credit. The Company's insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts it services. The Company is the largest servicer of manufactured housing contracts in the United States. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, the Company serves all 50 states.

  The Company pools and securitizes substantially all of the contracts it originates, retaining the servicing on the contracts. Such pools are structured into asset-backed securities which are sold in the public securities markets. In servicing the contracts, the Company collects payments from the borrower and remits principal and interest payments to the holder of the contract or investor certificate backed by the contracts.

  The Company was originally incorporated under the laws of the State of Minnesota in 1975. In 1995 the Company reincorporated under the laws of the State of Delaware. Green Tree Financial Corporation's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, and its telephone number is (612) 293-3400. Unless the context otherwise requires, the "Company" means Green Tree Financial Corporation and its subsidiaries.

                                 RISK FACTORS

  In addition to the other information set forth in this Prospectus the following factors should be considered carefully in evaluating an investment in the Debt Securities offered by this Prospectus.

LIQUIDITY AND CAPITAL RESOURCES

  The Company requires continued access to the capital markets to support its purchase and origination of contracts and to sell asset-backed securities. To satisfy its financial needs, the Company relies on long-term and short-term debt, cash flow generated from the sale of contracts, internally generated funds from operations and, when appropriate, credit enhancement provided through letters of credit and surety bonds issued by institutions. Any impediments to the Company's ability to access the capital markets, including significant changes in market interest rates, general economic conditions or the perception in the capital markets of the Company's financial condition or prospects, could have a material adverse effect on the Company's financial condition and results of operations.

CREDIT AND PREPAYMENT RISK

  The Company retains substantial amounts of risk of default on the loan portfolios that it sells. The Company's interest only securities are subordinated to the rights of investor/owners of the contracts. In addition, under certain securitized sale structures corporate guarantees, bank letters of credit, surety bonds that provide limited recourse to the Company, cash deposits or other equivalent collateral have been provided by the Company as additional forms of credit enhancement. The Company believes that the valuation of its interest only securities is adequate in providing for expected future credit losses consistent with current economic conditions as well as historical default and loss experiences of the Company's entire loan portfolio.

  The Company's expectations used in valuing its interest only securities are subject to volatility that could materially affect operating results. Prepayments resulting from obligor mobility, general and regional economic conditions, competitive pressures and prevailing interest rates as well as actual losses incurred may vary from the performance projected by the Company. The Company recognizes the impact of valuation differences considered permanent by adjustments to earnings immediately, while temporary differences are reflected through adjustments to equity.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including repayment or reduction of outstanding short-term or other indebtedness of the Company, potential expansion into complementary lines of business and possible acquisitions. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be borrowed at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, such net proceeds may be temporarily invested in short-term interest-bearing securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                              JUNE 30,        DECEMBER 31,
                                              --------- ------------------------
                                              1997 1996 1996 1995 1994 1993 1992
                                              ---- ---- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges........... 5.89 8.67 7.83 7.90 7.98 4.81 3.55

  For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture (the "Indenture"), dated as of September 1, 1992, between the Company and First Trust National Association, as Trustee (the "Trustee"), as described in the Prospectus Supplement relating to the Notes being offered thereby. A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, and is further qualified by any description contained in the applicable Prospectus Supplement or Prospectus Supplements. Certain terms capitalized and not otherwise defined herein are defined in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

  The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company (a "Board Resolution") and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements.

GENERAL

  The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (Section 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "--Global Securities." A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 305)
  Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto and special federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.
  Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements and in the case of Global Securities, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and 1002)

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Securities offered thereby, including the following: (1) the title of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the offered Debt Securities will be issued; (4) the date or dates on which the offered Debt Securities will mature and any rights of extension; (5) the rate or rates, if any (which may be fixed or variable), per annum at which the offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date from which any such interest will accrue; (6) the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor; (7) any mandatory or optional sinking fund or analogous provisions; (8) the period or periods, if any, within which and the price or prices at which the offered Debt Securities may be redeemed, pursuant to any redemption provisions, at the option of the Company or of the holder thereof and other detailed terms of any such optional redemption provision; (9) if the Debt Securities are Original Issue Discount Debt Securities, the amount (or the method of calculating such amount) of the principal payable upon acceleration of such Debt Securities following an Event of Default; (10) any provisions enabling the Company or the Holders of Debt Securities to elect to make or receive payments of principal of and any premium and interest on the Debt Securities in a coin or currency other than that in which the Debt Securities are stated to be payable; (11) the manner in which the amount of payments of principal of and any premium or interest on the Debt Securities is to be determined if such determination is to be made with reference to an index; (12) the currency or currency units, including European Currency Units ("ECUs") or other composite currencies, for the payment of principal of and any premium and interest payable on the offered Debt Securities, if other than United States dollars; (13) the place or places where the principal of and any premium and interest on the offered Debt Securities will be payable; (14) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described below under "--Events of Default"; (15) the denominations in which any offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; and (17) any other terms of the offered Debt Securities not inconsistent with the provisions of the Indenture.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus

Supplement or Prospectus Supplements. Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, Global Securities will be issued in registered form. (Section 305) The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

ABSENCE OF RESTRICTIVE COVENANTS AND EVENT RISK PROVISIONS

  Except as may be otherwise specified in the applicable Prospectus Supplement, the Indenture does not contain any provision which restricts the Company from incurring or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock or purchasing or redeeming its capital stock. Except as may be otherwise specified in the applicable Prospectus Supplement, the Indenture will not contain any financial ratios, or specified levels of net worth or liquidity to which the Company must adhere, or restrict the Company from creating any liens on its property for any purpose. In addition, except as may be otherwise specified in the applicable Prospectus Supplement, the Indenture does not contain covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

  The following events are defined in the Indenture as "Events of Default" with respect to the Debt Securities of any series issued pursuant to such Indenture, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series when due and payable; (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (4) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (5) the occurrence of an event of default under any mortgage, indenture, loan agreement or other instrument under which the Company has or shall hereafter have outstanding indebtedness for borrowed money in excess of $1,000,000 which has become due and payable by its terms and has not been paid or whose maturity has been accelerated and such payment default has not been cured or such acceleration has not been annulled within 30 days after written notice as provided in the Indenture; (6) certain events in bankruptcy, insolvency or reorganization involving the Company; and (7) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

  If an Event of Default with respect to any series of Debt Securities Outstanding under the Indenture occurs and is continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

  The Company is required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 704)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (2) reduce the principal amount of, or premium or interest on, any Debt Security, (3) change any obligation of the Company to pay additional amounts, (4) reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the Maturity thereof, (5) change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable, (6) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or
(8) modify any of the above provisions. (Section 902)

  The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1007) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal of, or any premium or interest on, any Debt Security of such series, or (2) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

  The Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (1) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, and (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (1) above). (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that (1) any successor Person is a domestic corporation and assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture and (2) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under the Indenture. (Section 801)

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Debt Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Debt Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

  In connection with the sale of Debt Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Debt Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Debt Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities.

  If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. Each Contract will be for an amount not less than, and the aggregate amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by Contracts.

  The Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

  In connection with any offering of the Debt Securities, the underwriters or agents of such Debt Securities may engage in transactions that stabilize, maintain or otherwise affect the price of such Debt Securities during and after the offering. Specifically, the underwriters or agents of such Debt Securities may over-allot or otherwise create a short position in such Debt Securities for their own account by selling more Debt Securities than have been sold to them by the Company. Such underwriters or agents may elect to cover any such short position by purchasing Debt Securities in the open market. In addition, such underwriters or agents may stabilize or maintain the price of such Debt Securities by bidding for or purchasing Debt Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Debt Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Debt Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of such Debt Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

  Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

                          VALIDITY OF DEBT SECURITIES

  The validity of the Debt Securities will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota, and, unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, for any underwriters or agents by Brown & Wood llp, New York, New York. The opinions of Dorsey & Whitney LLP and Brown & Wood llp are conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Debt Security, the specific terms of Debt Securities and other matters which may affect the validity of Debt Securities but which cannot be ascertained on the date of such opinions.

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  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, A PRICING SUPPLEMENT OR THE PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT. THIS PROSPEC-TUS SUPPLEMENT, A PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OF-FERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UN-LAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPEC-TUS SUPPLEMENT, A PRICING SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSE-QUENT TO THEIR RESPECTIVE DATES.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Description of Notes.......................................................  S-2
Foreign Currency Risks..................................................... S-13
United States Taxation..................................................... S-14
Plan of Distribution of Notes.............................................. S-21

                                  PROSPECTUS

Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
Green Tree Financial Corporation...........................................    3
Risk Factors...............................................................    3
Use of Proceeds............................................................    4
Ratios of Earnings to Fixed Charges........................................    4
Description of Debt Securities.............................................    4
Plan of Distribution.......................................................    8
Experts....................................................................    9
Validity of Debt Securities................................................    9

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                                 $223,350,000

                                     LOGO

                              MEDIUM-TERM NOTES,
                                   SERIES A

                                DUE NINE MONTHS
                                 OR MORE FROM
                                 DATE OF ISSUE

                               -----------------

                             PROSPECTUS SUPPLEMENT
                               -----------------

                              MERRILL LYNCH & CO.

                          CREDIT SUISSE FIRST BOSTON

                                LEHMAN BROTHERS

                          MORGAN STANLEY DEAN WITTER

                              SEPTEMBER 23, 1997

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